   As filed with the Securities and Exchange Commission on February 25, 1999

                                                 REGISTRATION STATEMENT NO. 333-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                         AFFILIATED MANAGERS GROUP, INC.
             (Exact name of Registrant as specified in its charter)
    DELAWARE                                          04-3218510
 (State of incorporation)                (I.R.S. Employer Identification Number)

                       TWO INTERNATIONAL PLACE, 23RD FLOOR
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 747-3300
   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)


                         AFFILIATED MANAGERS GROUP, INC.
                      1997 STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)

                      ------------------------------------


                                 WILLIAM J. NUTT
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                            AND CHAIRMAN OF THE BOARD
                         AFFILIATED MANAGERS GROUP, INC.
                       TWO INTERNATIONAL PLACE, 23RD FLOOR
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 747-3300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                 With copies to:
                           Martin Carmichael III, P.C.
                           Elizabeth Shea Fries, Esq.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                                 53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                          -----------------------------


                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------------
 Title of Securities Being          Amount to be        Proposed Maximum Offering  Proposed Maximum Aggregate       Amount of
         Registered                  Registered              Price Per Share             Offering Price         Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01    1,750,000 shares (1)             $26.89(2)                 $47,057,500               $13,882
per share
--------------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be issued pursuant to the Affiliated Managers Group, Inc. 1997 Stock Option and Incentive Plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) This estimate is based on the average of the high and low sales prices on the New York Stock Exchange of the Common Stock of Affiliated Managers Group, Inc. on February 22, 1999 pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee.





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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

        Affiliated Managers Group, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission.

          (a) The Company's Annual Report on Form 10-K, containing audited financial statements for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission pursuant to
               Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 31, 1998;

          (b) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Exchange Act on April 3, 1998, as amended on June 3, 1998; the Company's Definitive Proxy Statement mailed to stockholders in connection with the Company's 1998 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Exchange Act on April 15, 1998; the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Exchange Act on May 15, 1998; the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Exchange Act on August 13, 1998; the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Exchange Act on November 16, 1998; the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Exchange Act on January 21, 1999; the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission pursuant to
               Section 13(a) of the Exchange Act on February 1, 1999 (first); and the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Exchange Act on February 1, 1999 (second); and

          (c) The description of the Company's common stock contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 7, 1997 under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

        In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.        DESCRIPTION OF SECURITIES.

        Not Applicable.


Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Goodwin, Procter & Hoar LLP is issuing an opinion as to the validity of the securities being registered on this registration statement. Richard E. Floor, a director of the Company, is the sole shareholder of Richard E. Floor, P.C., which is a partner in Goodwin, Procter & Hoar LLP.


Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        In accordance with the General Corporation Law of the State of Delaware,
Article VII of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

        Article V of the Company's Amended and Restated By-laws provides for indemnification, to the fullest extent authorized by the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended; provided that no such amendment shall reduce the level of indemnity provided prior to such amendment), by the Company of its directors, officers and certain non-officer employees under certain circumstances against expenses (including, among other things, attorneys' fees, judgments, fines, taxes, penalties and amounts reasonably paid in settlement) incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding (or any claim, issue or matter therein) in which any such person is involved by reason of the fact that such person is or was a director, officer or employee of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

        The Amended and Restated Stockholders' Agreement, filed as Exhibit 10.1 to the Company's registration statement on Form S-1 (File No. 333-34679) filed on August 29, 1997, as amended (the "Form S-1"), provides for indemnification by the Company of certain stockholders of the Company and the controlling persons of such stockholders (several of whom are officers and directors of the Company) against certain liabilities arising under the securities laws in connection with sales of the Company's common stock by such stockholders pursuant to the registration rights granted to them under the Amended and Restated Stockholders' Agreement.

        The Company also carries standard directors' and officers' liability insurance covering its directors and officers.

Item 7.        EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.


Item 8.        EXHIBITS.

        The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

EXHIBITS

          4.1 Affiliated Managers Group, Inc. Amended and Restated Certificate of Incorporation (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-34679), filed August 29, 1997, as amended)
          4.2 Affiliated Managers Group, Inc. Amended and Restated By-laws (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-34679), filed August 29, 1997, as amended)
          5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
          23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)
          23.2 Consent of PricewaterhouseCoopers LLP
          24.1 Powers of Attorney (included on page 4 of this registration statement)


Item 9.        UNDERTAKINGS.

        (a)           The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales
               are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by Section
                      10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                             (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      (2) That, for the purpose of determining any liability
               under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                      (3) To remove from registration by means of a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 25, 1999.

                                  AFFILIATED MANAGERS GROUP, INC.


                                  By:  /s/ Darrell W. Crate
                                      ----------------------------------
                                      Name: Darrell W. Crate
                                      Title: Senior Vice President and Chief
                                             Financial Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Affiliated Managers Group, Inc., hereby severally constitute William J. Nutt, Sean M. Healey and Nathaniel Dalton, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Affiliated Managers Group, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                                   CAPACITY                                     DATE
              ---------                                   --------                                     ----

/s/ William J. Nutt                         President, Chief Executive Officer                   February 25, 1999
------------------------------------        and Chairman of the Board of Directors
William J. Nutt                             (Principal Executive Officer)

/s/ Darrell W. Crate                        Senior Vice President and Chief                      February 25, 1999
------------------------------------        Financial Officer (Principal Financial
Darrell W. Crate                            and Principal Accounting Officer)

/s/ Richard E. Floor                        Director                                             February 25, 1999
------------------------------------
Richard E. Floor

/s/ P. Andrews McLane                       Director                                             February 25, 1999
------------------------------------
P. Andrews McLane

/s/ John M. B. O'Connor                     Director                                             February 25, 1999
------------------------------------
John M. B. O'Connor

/s/ W. W. Walker, Jr.                       Director                                             February 25, 1999
------------------------------------
W. W. Walker, Jr.

/s/ William F. Weld                         Director                                             February 25, 1999
------------------------------------
William F. Weld

                                  EXHIBIT INDEX

      EXHIBIT NO.                         DESCRIPTION
      -----------                         -----------

         4.1 Affiliated Managers Group, Inc. Amended and Restated Certificate of Incorporation (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-34679), filed August 29, 1997, as amended)

         4.2 Affiliated Managers Group, Inc. Amended and Restated By-laws (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-34679), filed August 29, 1997, as amended)

         5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

         23.1     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                  5.1)

         23.2     Consent of PricewaterhouseCoopers LLP

         24.1 Powers of Attorney (included on page 4 of this registration statement)